EXHIBIT 99.1

Paramount Gold and Silver Announces Common Stock Offering

OTTAWA, ONTARIO – (Marketwire – October 5, 2009) – PARAMOUNT GOLD AND SILVER CORP. (TSX: PZG)(NYSE Amex: PZG)(FRANKFURT: P6G)(WKN: A0HGKQ) (the "Company" or "Paramount"), a precious metals exploration company, is pleased to announce that it intends to offer 16 million shares of its common stock pursuant to its shelf registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") and a shelf prospectus filed with the securities regulatory authority in Ontario, Canada.

Paramount intends to use the net proceeds of the offering for exploration of its San Miguel project, for newly acquired projects in the Palmarejo mining district, for the acquisition and exploration of new precious metals projects, if any, and for general corporate purposes.

FCMI Financial Corporation, a Toronto based corporation controlled by Albert D. Friedberg and the Company's largest stockholder, intends to purchase shares of common stock in the offering.

The Company intends to grant the underwriters a 30-day option to purchase up to 2.4 million additional shares of common stock to cover over-allotments, if any.

Dahlman Rose & Company, LLC is acting as book-running manager for the offering and Blackmont Capital Inc. is acting as joint lead-manager for the offering.

The offering is being made by way of a registration statement, which has been declared effective by the SEC, and a base shelf prospectus and a prospectus supplement, each of which has been filed with the SEC and the securities regulatory authority for the Province of Ontario, Canada. A copy of the preliminary prospectus supplement relating to the offering may be obtained by accessing the SEC website at www.sec.gov, by accessing the website maintained by the Canadian securities regulatory authorities at www.sedar.com, or by contacting the underwriters, in the United States, c/o Dahlman Rose & Company, LLC, Attn: Prospectus Dept., 142 West 57th Street - 18th Floor, New York, NY 10019, phone: 212-702-4521, fax: 212-920-2945, email: ecm@dahlmanrose.com, and in Canada, c/o Blackmont Capital Inc., Attn: Equity Capital Markets, 900 - 181 Bay Street, Toronto, Ontario, M5J 2T3, phone: 416-864-2082, fax: 416-864-9151, email: ecm@blackmont.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the base prospectus or the Company's shelf registration statement.

Cautionary "Safe Harbor" Statement under Applicable Securities Laws

With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of common stock and the use of proceeds from such sales. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions, as well as other factors described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and our other filings with the SEC. Most of these factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

ABOUT PARAMOUNT GOLD AND SILVER CORP.

Paramount Gold and Silver Corp. is a precious metals exploration company listed on the Toronto Stock Exchange and the NYSE Amex under the symbol "PZG", and on the Frankfurt Exchange under the symbol "P6G".

Paramount holds a 100% interest in the San Miguel project and has completed 47,560 meters of diamond drilling on 213 holes and 3,743 meters of exploration trenching at San Miguel since the summer of 2006. Paramount has recently expanded its land holdings by acquiring a 100% interest in the Temoris Project from Garibaldi Resources Corp., a land package of over 54,000 hectares. Paramount's land package now includes most of the ground surrounding the Coeur d'Alene Mines Palmarejo Mine project, and is comprised of total claims in excess of 180,000 hectares.

Contacts:
Paramount Gold and Silver Corp.
Christopher Crupi, CEO
Larry Segerstrom, COO
Chris Theodossiou, Investor Relations.
866-481-2233 / 613-226-9881